WILLIAM VINCENT WALKER                           1177 WEST LOOP SOUTH, SUITE 560
ATTORNEY AT LAW                                            HOUSTON, TEXAS  77027
                                                           Phone: (713) 599-1008
                                                         Email: wvwalker@pdq.net
                                                             Fax: (713) 599-1013




                                  1 March 2002


Panther Telecommunications Corporation
5255 N.W. 87th Avenue, Suite 101
Miami, Florida 33178

   Re:      Registration Statement on Form SB-2 under the Securities Act of 1933

Dear Ladies and Gentlemen:

         In our capacity as counsel to Panther Telecommunications Corporation, a Florida corporation (the "Company"), we have been asked to render this opinion in connection with a registration statement on Form SB-2, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Registration Statement"), covering an aggregate of 3,350,000 shares of common stock, $.001 par value per share (the "Shares"), which have been included in the Registration Statement for the account of certain persons identified in the Registration Statement as selling stockholders (the "Selling Stockholders"). The Shares represent issued and outstanding shares of common stock of the Company.

         In that connection, we have examined the Certificate of Incorporation and the Bylaws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares, and such other instruments and documents as we have deemed relevant under the cricumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the issuance of the Shares.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida;

         2. The Shares have been duly issued, are fully paid and non-assessable; and



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Panther Telecommunications Corporation
1 March 2002
page 2

         3. The Company has properly authorized the filing of the Registration Statement for the Shares on Form SB-2.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Interest of Named Experts and Counsel" in the prospectus forming a part of the Registration Statement.


                                                       Very truly yours,


                                                    /s/William Vincent Walker,
                                                       Attorney at Law